                                                                     EXHIBIT 4.1

NUMBER                                                                    SHARES
XXXX                                                                        XXXX

                                    SPECIMEN
                                AIRGATE PCS, INC.
                             a Delaware Corporation
          The Corporation is authorized to issue 1,000 Common Shares --
                              Par Value $0.01 each

         This Certifies that XXXX_______________________________________ is the registered holder of X X X X X (XXX)______________________________ Shares of
Common Stock, par value $0.01 per share, of AirGate PCS, Inc. transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

         In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this XXXX day of XXXXXX A.D. XXX.

_________________________            SEAL           ___________________________

         For Value Received, _____ hereby sell, assign and transfer unto
_______________ __________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

    Dated
          ------------------------------------------------

    In presence of
                   ---------------------------------------

                    NOTICE. THE SIGNATURE OF THIS ASSIGNMENT
                MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE
                  FACE OF THE CERTIFICATE, IN EVERY PARTICULAR,
                       WITHOUT ALTERATION OR ENLARGEMENT,
                             OR ANY CHANGE WHATEVER.